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                                                                    EXHIBIT 10.7

                   SUBORDINATED LOAN AND SECURITY AGREEMENT

     THIS AGREEMENT (the "Agreement"), dated as of July 30, 1999, is entered into by and between Battery Express, a California corporation, with its chief executive office and principal place of business located at 2301 Robb Drive, Reno, NV 89523 (the "Borrower") and Comdisco, Inc., a Delaware corporation, with its principal place of business located at 6111 North River Road, Rosemont, Illinois 60018 (the "Lender" or sometimes, "Comdisco"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                   RECITALS

     WHEREAS, Borrower has requested Lender to make available to Borrower a loan or loans up to an aggregate principal amount equal to the lesser of one hundred twenty five percent (125%) of the total dollars invested by individuals and entities affiliated with Institutional Venture Partners (collectively, "IVP") in the Borrower's Next Round, up to a maximum of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) (as the same may from time to time be amended, modified, supplemented or revised, individually or collectively referred to as the "Loan(s)"), which would be evidenced by Subordinated Promissory Note(s) executed by Borrower substantially in the form of Exhibit A hereto (as the same
                                                  ---------
may from time to time be amended, modified, supplemented or restated the "Note(s)") as set forth in Section 2 herein;

     WHEREAS, Lender is willing to make the Loan(s) on the terms and conditions set forth in this Agreement;

     WHEREAS, Lender and Borrower agree any Loan(s) hereunder shall be subordinate to Senior Debt (as defined herein) to the extent set forth in the Subordination Agreement (as defined herein); and

     WHEREAS, Borrower has also given Lender certain rights to purchase the Borrower's Preferred Stock under terms and conditions set forth in this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, Borrower and Lender hereby agree as follows:

SECTION 1.  DEFINITIONS

     Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined);

     1.1 "Account" means any "account" as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division
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thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

     1.2 "Account Debtor" means any "account debtor," as such term is defined in Section 9-105(1)(a) of the UCC.

     1.3 "Advance" means each installment made by the Lender to Borrower pursuant to the Loan to be evidenced by the Note(s) secured by the Collateral.

     1.4  "Advance Date"  means the funding date of any Advance of the Loan.

     1.5. "Advance Request" means the request by Borrower for an Advance under the Loan, each to be substantially in the form of Exhibit C attached hereto, as
                                                  ---------
submitted by Borrower to Lender from time to time.

     1.6  "Chattel Paper" means any "chattel paper," as such term is defined in
Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

     1.7  "Closing Date" means the date hereof.

     1.8 "Collateral" shall have the meaning assigned to such term in Section 3 of this Agreement.

     1.9 "Contracts" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

     1.10 "Conversion/Purchase Option" shall have the meaning assigned to such term in Section 8 of this Agreement.

     1.11 "Copyrights" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country;
(ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any

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other country; (iii) any continuations, renewals or extensions thereof; and (iv)
any registrations to be issued in any pending applications.

     1.12 "Copyright License" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

     1.13 "Documents" means any "documents," as such term is defined in Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

     1.14 "Equipment" means any "equipment," as such term is defined in Section 9-109(2) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

     1.15 "Excluded Agreements" means (i) the Master Lease Agreement dated as of June 23, 1999 between Borrower, as lessee, and Lender, as lessor, including, without limitation, any Equipment Schedules and Summary Equipment Schedules to the Master Lease Agreement executed or delivered by Borrower pursuant thereto and any other modifications or amendments thereof, whereby Borrower (as lessee) leases equipment, software, or goods from Lender (as lessor) to Borrower (as lessee) and (ii) any warrant agreements between Borrower (as lessee) and Lender (as lessor).

     1.16 "Facility Fee" means one percent (1.0%) of the Maximum Available Loan and due to Lender at the Closing Date, plus a transaction and due diligence fee of $5,000.00.

     1.17 "Fixtures" means any "fixtures," as such term is defined in Section 9-313(1)(a) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, together with all right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all purchases of the security constituted thereby, immediately upon any acquisition or release thereof or any such purchase, as the case may be.

     1.18 "General Intangibles" means any "general intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation and unless otherwise limited by
Section 3(h) below, all right, title and interest which Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, rights to Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, cash

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and other forms of money or currency, deposit accounts (including as defined in
Section 9-105(e) of the UCC), rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

     1.19 "Initial Public Offering" means an initial public offering of Borrower's securities.

     1.20  "Instruments" means any "instrument," as such term is defined in
Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

     1.21 "Intellectual Property" means all Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials and records and goodwill and any rights to enforce or enjoy the benefits thereof.

     1.22  "Inventory " means any "inventory," as such term is defined in
Section 9-109(4) of the UCC, wherever located, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Lender from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Borrower or is held by Borrower or by others for Borrower's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Borrower or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

     1.23 "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

     1.24 "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

     1.25 "Loan Documents" shall mean and include this Agreement, the Note(s), and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated, provided, that the Loan Documents
                                             --------
shall not include any of the Excluded Agreements.
      ---

     1.26 "Material Adverse Effect" means a material adverse effect upon: (i) the business, operations, properties, prospects, assets or conditions (financial or otherwise) of

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Borrower; or (ii) the ability of Borrower to perform, or of Lender to enforce, the Secured Obligations (other than limitations on Lender's ability to enforce the Secured Obligations under the Subordination Agreement or any limitations arising from conditions applicable to Lender but unrelated to Borrower's performance hereunder).

     1.27 "Maturity Date" means the date thirty-six (36) months from the Advance Date of each installment of the Loan.

     1.28 "Maximum Loan Amount" means one hundred twenty five percent (125%) of the dollars invested by IVP in Borrower's Next Round not to exceed Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00).

     1.29 "Merger Event" means a capital reorganization of the shares of the Borrower's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Borrower with or into another corporation whether or not the Borrower is the surviving corporation, or the sale of all or substantially all of the Borrower's properties and assets to any other person.

     1.30 "Next Round" means the Borrower's first private round of equity financing in consummated on or after the date hereof which IVP shall have invested a minimum of Two Million Dollars ($2,000,000.00).

     1.31 "Patent License" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

     1.32 "Patents" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest:
(a) letters patent of, or rights corresponding thereto in, the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country;
(b) all reissues, continuations, continuations-in-part or extensions thereof;
(c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

     1.33 "Permitted Liens" means any and all of the following: (i) liens in favor of Lender, (ii) liens related to, or arising in connection with, Senior Debt.

     1.34  "Preferred Stock" means the Borrower's Series C Preferred Stock.

     1.35 "Proceeds" means "proceeds," as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any

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Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     1.36 "Receivables" shall mean and include all of the Borrower's accounts, instruments, documents, chattel paper and general intangibles whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned to Lender hereunder.

     1.37 "Secured Obligations" shall mean and include all principal, interest, fees, costs, or other liabilities or obligations for monetary amounts owed by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind of nature, present or future, arising under this Agreement, the Note(s), or any of the other Loan Documents, whether or not evidenced by any Note(s), Agreement or other instrument, as the same may from time to time be amended, modified, supplemented or restated, provided, that the Secured Obligations shall not include any indebtedness or obligations of Borrower arising under or in connection with the Excluded Agreements.

     1.38 "Senior Creditor" means a bank, insurance company, pension fund, or other institutional lender to be determined and identified to Lender in accordance with the Subordination Agreement, or a syndication of such institutional lenders that currently or in the future provides Senior Debt financing to Borrower; provided, that Senior Creditor shall not include any
                       --------
officer, director, shareholder, venture capital investor, or insider of Borrower, or any affiliate of the foregoing persons, except upon the express written consent of Lender.

     1.39 "Senior Debt" means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to Senior Creditor under the Senior Loan Documents, including, but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower provided, that Senior Debt shall not include debt exceeding One Million Five Hundred Thousand Dollars ($1,500,000.00) outstanding at any one time without Lender's prior approval.

     1.40 "Senior Loan Documents" means the loan agreement between Borrower and Senior Creditor and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower in favor of Senior Creditor pursuant to or in connection with the Senior Debt or the loan agreement, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.41 "Subordination Agreement" means the Subordination Agreement of even date herewith, entered into between Borrower and Lender for the benefit of Senior.

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     1.42  "Trademark License" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

     1.43 "Trademarks" means any of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) any and all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

     1.44 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

SECTION 2.  THE LOANS

     2.1 Subject to the closing of the Next Round, Lender agrees to lend to Borrower an amount equal to one hundred twenty five percent (125%) of the dollars invested by IVP in the Borrower's Next Round not to exceed Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) in the aggregate at any one time outstanding for the purposes and upon the terms and subject to the conditions contained in this Agreement.

     2.2 The Loan(s) shall be available in three (3) equal installments. Each Advance made by Lender to Borrower shall be evidenced by a Note in the original principal amount of such Advance. The principal balance of each Note shall bear interest thereon precomputed at the rate of eleven percent (11%) per annum, and each such Note shall be due and payable in twelve (12) equal monthly installments of interest only, payable on the first day of each month, followed by twenty four (24) equal monthly installments of principal and interest, payable on the first day of each month, to and including the Maturity Date (each, a "Payment Date"). If any payment under a Note shall be payable on a day other than a business day, then such payment shall be due and payable on the next succeeding business day.

     2.3 In order to obtain an Advance under the Loans, Borrower shall complete, sign and deliver an Advance Request to Lender. Each Advance Request shall identify an Advance Date which is no less than five (5) business days from the date of such notice. Upon receipt of an Advance Request, Lender shall verify the information contained in the Advance Request and so long as the criteria set forth in Section 4 are met Lender shall deliver a Note dated the Advance Date evidencing such Advance to Borrower for signature. Upon receipt of the signed Note, Lender will fund the Advance in the manner requested by the Advance Request. Borrower agrees that Lender may rely on any notice given by any Person it reasonably believes to be an authorized officer of Borrower without the necessity of independent investigation.

     2.4 Borrower shall have the option to prepay any Note, in whole or in part, without premium after twelve (12) months from the Closing Date by paying the principal amount thereon

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together with all accrued and unpaid interest with respect to such principal amount, as of the date of such prepayment. If Borrower prepays a Note within twelve (12) months from the Closing Date, Borrower shall pay the principal amount together with all accrued and unpaid interest and a prepayment premium equal to one percent (1%) of the then outstanding principal amount. Notwithstanding the foregoing, (a) any such prepayment by the Borrower shall not affect Lender's right to purchase as described in Section 8 herein and (b) in the event of a prepayment in conjunction with or subsequent to an Initial Public Offering, no premium or penalty shall apply.

     2.5 (a) Notwithstanding any provision in this Agreement, the Note(s), or any other Loan Document, it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). If the Borrower actually pays Lender an amount of interest, chargeable on the total aggregate principal Secured Obligations of Borrower under this Agreement and the Note(s) (as said rate is calculated over a period of time from the date of this Agreement through the end of time that any principal is outstanding on the Note(s)), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on the Note(s); second, after all principal is repaid, to the payment of Lender's out of pocket costs, expenses, and professional fees which are owed by Borrower to Lender under this Agreement or the Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to Lender are repaid, the excess (if any) shall be refunded to Borrower, and the effective rate of interest will be automatically reduced to the Maximum Rate.

          (b) In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2.

          (c) Upon and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2 plus five percent (5%) per annum ("Default Rate").

SECTION 3.  SECURITY INTEREST

     As security for the prompt, complete and indefeasible payment when due (whether at stated payment dates or otherwise) of all the Secured Obligations and in order to induce Lender to make the Loan(s) upon the terms and subject to the conditions of the Note(s), Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender for security purposes only, and hereby grants to Lender a security interest in, all of Borrower's right, title and interest in, to and under each of the following (all of which being hereinafter collectively called the "Collateral"):

          (a)  All Receivables;

          (b)  All Equipment;

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          (c)  All Fixtures;

          (d)  All General Intangibles;

          (e)  All Inventory;

          (f) All other goods and personal property of Borrower whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and

          (g) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

          (h) The foregoing Collateral excludes Intellectual Property currently held or hereafter obtained, including without limitation, the Borrower's right, title and interest in or licenses to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, database or other information, and any other proprietary rights or processes and any rights to enforce or enjoy the benefits thereof, provided, however, in the event Borrower grants to any other party a security interest in its Intellectual Property, without Lender's prior written consent, Lender's security interest shall be deemed to include Intellectual Property without any further action on the part of the parties.


SECTION 4.  CONDITIONS PRECEDENT TO LOAN

     The obligations of the Lender to make Loans hereunder are subject to the satisfaction by Borrower, or waiver by Lender, of the following conditions:

     4.1 (a) The Advance Date for any installment shall occur on or before January 30, 2000.

          (b) Borrower shall have closed the Next Round to occur no later than October 31, 1999.

     4.2 Borrower, on or prior to the Closing Date, shall have delivered to Lender the following:

          (a) executed originals of the Agreement, the Subordination Agreement, and any other documents reasonably required by Lender to effectuate the liens of Lender with respect to all Collateral;

          (b) certified copy of resolutions of Borrower's board of directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents;

          (c) certified copies of the Articles of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

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

          (d) certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

          (e)  payment of the Facility Fee;

          (f) such other documents as Lender may reasonably request.

     4.2  On each Advance Date:

          (a) The Lender shall have received (i) an Advance Request for such Advance as required by Section 2.3, (ii) an executed Note evidencing such Advance and (iii) any other documents Lender may reasonably request.

          (b) The representations and warranties set forth in Section 5 hereof shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) The Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

Each Advance Request shall be deemed to constitute a representation and warranty by the Borrower on the Advance Date as to the matters specified in paragraphs
(b) and (c) of this Section 4.2.

     4.3 Borrower shall deliver a certificate signed by its Chief Executive Officer and Chief Financial Officer certifying that Borrower has achieved at least seventy-five percent (75%) or more of its cumulative revenue and 125% or less of its cumulative net loss projections as set forth in its Business Plan in the six (6) month period prior to the Advance Date, attached hereto as Exhibit
                                                                       -------
D.
-

     4.4 Perfection of Security Interests. Borrower shall have taken or caused to be taken such actions requested by Lender to grant Lender a first priority perfected security interest in the Collateral, subject only to Permitted Liens (as to which Lender's interest will be secondary). Such actions shall include, without limitation, the delivery to Lender of all appropriate financing statements, executed by Borrower, as to the Collateral granted by Borrower for all jurisdictions as may be necessary or desirable to perfect the security interest of Lender in such Collateral.

     4.5 Absence of Events of Defaults. As of the Closing Date or the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents and no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a material default under the Senior Loan Documents between Borrower and Senior Creditor.

     4.6 Material Adverse Effect. As of the Closing Date or the Advance Date, no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

     4.7  Termination Date.   Notwithstanding anything in this Agreement to the
contrary, Lender's obligations to provide the Loan(s) shall terminate on the earlier of (i) January 30, 2000 or (ii) the occurrence of an Event of Default pursuant to Section 9, and no Advance Requests shall be accepted after such date.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BORROWER

     The Borrower represents, warrants and agrees that:

     5.1 Borrower owns all right title and interest in and to the Collateral, free of all liens, security interests, encumbrances and claims whatsoever, except for Permitted Liens.

     5.2 Borrower has the full power and authority to, and does hereby grant and convey to the Lender, a perfected security interest (when the requisite financing statements are properly filed) in the Collateral as security for the Secured Obligations, free of all liens, security interests, encumbrances and claims, other than Permitted Liens and shall execute such Uniform Commercial Code financing statements in connection herewith as the Lender may reasonably request. Except for Permitted Liens, no other lien, security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any Collateral.

     5.3 Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of California, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would have a Material Adverse Effect.

     5.4 Borrower's execution, delivery and performance of the Note(s), this Agreement, all financing statements, all other Loan Documents, required to be delivered or executed in connection herewith, have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan Documents were duly authorized to do so; and the Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors.

     5.5 This Agreement and the other Loan Documents do not and will not violate any provisions of Borrower's Articles of Incorporation, bylaws or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those created by this Agreement.

     5.6 The execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

     5.7 No event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

     5.8 No fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a material default under the Senior Loan Documents.

     5.9 (a) There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any business, property or rights of the Borrower (i) which involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

          (b) The Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could result in a Material Adverse Effect.

     5.10 (a) The Borrower is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could result in a Material Adverse Effect.

          (b) The Borrower is not in default in any manner under any provision of any indenture or other agreement or instrument evidencing indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result in a Material Adverse Effect.


     5.11 No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

     5.12. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Borrower have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws. In addition as of the Closing Date:

          (i) The authorized capital stock of the Borrower consists of 8,706,250 shares of Common Stock, no par value (the "Common Stock"), of which 1,106,941 shares shall be issued and outstanding, and 1,293,750 shares of Preferred Stock, of which 611,250 shares shall have been designated as Series A Preferred Stock, 500,000 shares shall have been designated as Series B Preferred Stock and 182,500 shares shall have been designated as Series C Preferred Stock. 611,250 shares of Series A Preferred Stock and 500,000 shares of Series B Preferred Stock are issued and outstanding. No shares of Series C Preferred Stock are outstanding prior to the closing of the Next Round. All of the issued and outstanding shares of Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. There have been from time to time an aggregate of 542,800 shares of Common Stock reserved for issuance under the Borrower's 1996 Stock Option Plan, of which 59,341 shares have been issued upon the exercise of options, 212,590 shares are subject to outstanding options and 270,869 shares remain available for issuance. The Company has reserved 1,111,250 shares of Common Stock for issuance upon conversion of the outstanding Preferred Stock. Except as set forth in this Agreement or Borrower's Articles of Incorporation, and (i) outstanding options issued pursuant to the Stock Plan, (ii) warrants to purchase up to an aggregate of 13,500 shares of Common Stock issued to Malcolm P. Appelbaum and Vrolyk/Power Express L.P on June 14, 1996, (iii) a warrant to purchase preferred stock held by Lender , (iv)conversion rights of the outstanding Series A and Series B Preferred Stock and (v) preemptive rights held by certain shareholders pursuant to the Amended and Restated Shareholders Agreement dated October 22, 1998 (the "Shareholders Agreement") (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Borrower is authorized or outstanding, (ii) the Borrower has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of a share of its capital stock any evidences of indebtedness or assets of the Borrower, and (iii) the Borrower has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend to make any other distribution in respect thereof. All of the issued and outstanding securities or the Borrower have been offered, issued and sold by the Borrower is compliance with applicable federal and state securities laws.

          (ii) In accordance with the Borrower's Articles of Incorporation, other than as set forth in the Shareholders Agreement, no shareholder of the Borrower has preemptive rights to purchase new issuances of the Borrower's capital stock.

     5.13 Borrower has filed and will file all tax returns, federal, state and local, which it is required to file and has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns or pursuant to any assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

SECTION 6.  INSURANCE

     6.1 So long as there are any Secured Obligations outstanding, Borrower shall cause to be carried and maintained commercial general liability insurance against risks customarily insured against in Borrower's line of business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral and Borrower's business, covering casualty, hazard and such other property risks in amounts equal to the full replacement cost of the Collateral. Borrower shall deliver to Lender lender's loss payable endorsements (Form BFU 438 or equivalent) naming Lender as loss payee and additional insured. Borrower shall use commercially reasonable efforts to cause all policies evidencing such insurance to provide for at least thirty (30) days prior written notice by the underwriter or insurance company to Lender in the event of cancellation or expiration. Such policies shall be issued by such insurers and in such amounts as is customary in Borrower's industry.

     6.2 Borrower shall and does hereby indemnify and hold Lender, its agents and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including, without limitation, such claims, costs, expenses, damages and liabilities based on liability in tort, including without limitation, strict liability in tort), including reasonable attorneys' fees, arising out of the disposition or utilization of the Collateral, other than claims arising at or caused by Lender's negligence or willful misconduct.

SECTION 7.  COVENANTS OF BORROWER

     Borrower covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

     7.1 Borrower shall furnish to Lender the financial statements listed hereinafter, each prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):

          (a) as soon as practicable (and in any event within forty-five (45) days) after the end of each quarter, unaudited interim financial statements as of the end of such quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower's Chief Executive Officer or Chief Financial Officer to be true and correct;

          (b) as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by any management report from such accountants;

          (c) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange which reports, to the extent setting forth quarterly or annual financials results, may be furnished to Lender in lieu of the items required under paragraph (a) and (b) above; and

          (d) promptly, any additional information, financial or otherwise (including, but not limited, to tax returns and names of principal creditors) as Lender reasonably believes necessary to evaluate Borrower's continuing ability to meet its financial obligations.

     7.2 Borrower shall permit any authorized representative of Lender and its attorneys and accountants on reasonable prior written notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower at reasonable times during normal business hours. In addition, such representative of Lender and its attorneys and accountants shall have the right to meet with management and officers of the Borrower to discuss such books of account and records.

     7.3 Borrower will from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements or other documents; procure any instruments or documents as may be reasonably requested by Lender; and take all further action that may be necessary, or that Lender may reasonably request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, security agreement and other documents without the signature of Borrower either in Lender's name or in the name of Borrower as agent and attorney-in-fact for Borrower. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

     7.4 Borrower shall protect and defend Borrower's title as well as the interest of the Lender against all persons claiming any interest adverse to Borrower or Lender and shall at all times keep the Collateral free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Lender or Permitted Liens) and shall give Lender immediate written notice thereof.

     7.5 Without Lender's prior written consent, Borrower shall not, except in the ordinary course of business consistent with past practices, (a) grant any material extension of the time of payment of any of the Receivables, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Borrower.

     7.6 Borrower shall maintain and protect its properties, assets and facilities, including without limitation, its Equipment and Fixtures, in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

     7.7 Borrower shall not merge with and into any other entity; or sell or convey all or substantially all of its assets or stock to any other person or entity without notifying Lender a minimum of thirty (30) days prior to the closing date and requesting Lender's consent to the assignment of all of Borrower's Secured Obligations hereunder to the successor entity in form and substance satisfactory to Lender. In the event Lender does not consent to such assignment the parties agree Borrower shall prepay the Loan in accordance with
Section 2.2 hereof provided that such consent by the Lender shall not be required in any transaction in which the surviving entity has a Moody's Bond rating of BA3 or better or a commercially acceptable equivalent measure of creditworthiness as reasonably determined by Lender. Notwithstanding the foregoing, this paragraph shall not apply to any merger effected for purposes of changing Borrower's domicile.

     7.8 Borrower shall not, without the prior written consent of Lender, such consent not to be unreasonably withheld, declare or pay any cash dividend or make a distribution, other than in Borrower's capital stock, on any class of stock, other than pursuant to employee repurchase plans upon an employee's death or termination of employment or transfer, sell, lease, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of Borrower (except inventory sold in the normal course of business).

     7.9 Upon the written request of Lender delivered reasonably in advance, Borrower shall, during business hours, make the Inventory and Equipment available to Lender for inspection at the place where it is normally located and shall make Borrower's log and maintenance records pertaining to the Inventory and Equipment available to Lender for inspection. Borrower shall take all action necessary to maintain such logs and maintenance records in a correct and complete fashion.

     7.10 Borrower covenants and agrees to pay when due, all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower's ownership, possession, use, operation or disposition thereof or upon Borrower's rents, receipts or earnings arising therefrom, except to the extent that such non-payment could not be reasonably expected to have a Material Adverse Effect provided Borrower maintains adequate reserves in accordance with GAAP therefor and provided further that Borrower shall not be responsible for any taxes, fees or other charges arising from the income of Lender. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor.

     7.11 Borrower shall not relocate any item of the Collateral (other than sale of inventory in the ordinary course of business) except: (i) with the prior written consent of the Lender not to be unreasonably withheld; and (ii) if such relocation shall be within the continental United States. If permitted to relocate Collateral pursuant to the foregoing sentence, unless otherwise agreed in writing by Lender, Borrower shall first (a) cause to be filed and/or delivered to the Lender all Uniform Commercial Code financing statements, certificates or other documents or instruments necessary to continue in effect the perfected security interest of the Lender in the Collateral, and (b) have given the Lender no less than thirty (30) days prior written notice of such relocation.

     7.12 In addition to any other rights granted pursuant to Section 8 of this Agreement, Lender shall have the right to purchase shares of Borrower securities of up to ten percent of the Maximum Loan Amount upon the occurrence of the Next Round. Such right shall be upon the same terms and conditions as the other investors in the Next Round.

     7.13 Borrower shall not sell, transfer, assign, hypothecate or otherwise encumber its Intellectual Property without Lender's prior written consent. In the event Borrower grants a first security interest in its intellectual property to another party, Borrower shall grant Lender a secondary security interest in such intellectual property and shall execute the necessary documents for Lender to perfect in such intellectual property.


SECTION 8.  CONVERSION/PURCHASE OPTION

     8.1 In addition to the right granted pursuant to Section 7.12 hereof, Lender shall have the right to purchase shares of Borrower's Preferred Stock with an aggregate value of up to twenty eight percent (28%) of the Maximum Loan Amount (subject to increase as provided in Section 8.2) at any time subject to the limits expressed herein, at Lender's sole and absolute discretion (the "Conversion/Purchase Option"). The Conversion/Purchase Option shall be exercisable by Lender at a purchase price as set forth below:

          The Conversion/Purchase Option shall be exercisable by Lender at a purchase price equal to one hundred fifteen (115%) of the price per share of the Next Round, provided, however, IVP has invested a minimum of Two Million Eight Hundred Thousand ($2,800,000) in the Next Round. In the event that IVP invests less than Two Million Eight Hundred Thousand ($2,800,000) in the Next Round, the price per share shall be equal to the price per share paid by IVP in the Next Round. Notwithstanding the foregoing, in the event that a corporate investor invests at a lower price per share in the Next Round, the purchase price will be equal to the per share paid by that corporate investor. ("Purchase Price ").

     The number and purchase price of such shares are subject to adjustment as provided in this Section 8.

     The Conversion/Purchase Option will terminate upon the date thirty (30) days from receipt by Lender of notice from Borrower of a Board of Directors' approved Initial Public Offering or Merger Event, subject to the terms set forth in Section 8.9 hereof.

     8.2 If the Borrower has not repaid the outstanding principal amount under a Note in its entirety by the Maturity Date (as defined in the applicable Note(s)), then for each additional month, or portion thereof, thereafter that the outstanding principal is not paid and during which time the Lender's Conversion/Purchase Option is still outstanding, Lender shall have the right to purchase from the Borrower, at the Purchase Price (adjusted, as set forth and defined in Section 8.3 herein), an additional amount of Preferred Stock with a value equal to the product of (x) the outstanding principal amount which is due but unpaid and (y) one percent (1%).

     8.3 The Purchase Price per share and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

          (a) If the Borrower at any time shall, by combination, reclassification, exchange or subdivision of the securities as to which purchase rights under this Conversion/Purchase Option exist into the same or a different number of securities of any other class or classes (including, without limitation, the automatic conversion of the Borrower's outstanding Preferred Stock pursuant to the Articles of Incorporation as then in effect), this Conversion/Purchase Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Conversion/Purchase Option immediately prior to such classification, exchange, subdivision or other change.

          (b) If the Borrower at any time shall combine or subdivide its Preferred Stock, the Purchase Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

          (c) If the Borrower at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of the Borrower's stock to the holders of Preferred Stock, then the Purchase Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of the Borrower's stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Borrower's stock outstanding immediately after such dividend or distribution. The Lender shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares of Preferred Stock (calculated to the nearest whole share) obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Preferred Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

          (d) Additional antidilution rights applicable to the Preferred Stock purchasable hereunder are as set forth in the Borrower's Articles of Incorporation, as amended through the date of this Agreement, a true and complete copy of which is attached hereto as Exhibit E (the "Charter"). The
                                             ---------
Borrower shall promptly provide the Lender with any restatement, amendment, modification or waiver of the Charter. The Borrower shall provide Lender with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Conversion/Purchase Option which is a dilutive event (excluding shares issued or issuable under the Borrower's equity benefit plan from time to time in effect or pursuant to warrants outstanding as of the Closing Date), which notice shall include (i) the price at which such stock or security is to be sold, (ii) the number of shares to be issued, and
(iii) such other information as necessary for Lender to calculate the dilutive effect.

          (e) If prior to the termination of exercise of the Conversion/Purchase
Option: (i) the Borrower shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) there shall be any Merger Event; (iii) there shall be an Initial Public Offering; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Borrower; then, in connection with each such event, the Borrower shall send to the Lender:
(A) at least twenty (20) days' prior written notice of the date on which the books of the Borrower shall close or a record shall be taken for such dividend, distribution, (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such dissolution, liquidation or winding up; (B) in the case of any such dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon dissolution, liquidation or winding up); and (C) in the case of a Initial Public Offering or Merger Event, the Borrower shall give the Lender at least twenty (20) days written notice prior to the effective date thereof.

     Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Purchase Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Lender, at the address as shown on the books of the Lender.

          (f) Failure to timely provide such notice required by subsection (e) above shall entitle Lender to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Lender. The notice period shall begin on the date Lender actually receives a written notice containing all the information specified above.

     8.5 The Conversion/Purchase Option is exercisable by the Lender, in whole or in part, at any time, or from time to time, prior to the earlier of thirty
(30) days after receipt of notice from Borrower of a Board of Directors' approved (i) Initial Public Offering, or (ii) Merger Event. Lender may exercise its Conversion/Purchase Option by tendering to the Borrower at its principal office a notice of exercise in the form attached hereto as Exhibit F (the
                                                           ---------
"Notice of Purchase"), duly completed and executed together with payment of the Purchase Price by tender of one or more Note(s), the outstanding principal and interest of which shall be credited against the Purchase Price, with the balance, of the Purchase Price after conversion of all outstanding Notes payable in cash or by check as provided above. In such event, the Note(s) so tendered will be deemed satisfied in full and will be cancelled by the Borrower and the Borrower will have no further obligation to the Lender under such Note(s). It is understood and agreed that in connection with any exercise of Lender's Conversion/Purchase Option, Lender shall first be required to surrender and convert the balance of any outstanding Notes in payment thereof before Lender will be permitted to purchase shares through Lender's payment of additional funds. To the extent that the Purchase Price is less than the balance of the surrendered Notes(s), in connection with Lender's exercise of the Conversion/Purchase Option, Borrower shall execute and deliver a replacement Note reflecting the amount by which the outstanding balances on the converted Note(s) exceeded the applicable Purchase Price.

     Promptly upon receipt of the Notice of Purchase and the payment of the Purchase Price in accordance with the terms set forth below, Borrower shall execute the acknowledgment of exercise in the form attached hereto as Exhibit G
                                                                      ---------
(the "Acknowledgment of Purchase") indicating the number of shares which remain subject to future purchases, if any. Subject to Lender's right of recission of its election pursuant to Section 8.9, no later than twenty-one (21) days thereafter, the Borrower shall issue to the Lender a certificate for the number of shares of Preferred Stock purchased.

     8.6 (a) During the term of this Conversion/Purchase Option, the Borrower will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock (or other security for which the Purchase Option may then be exercised)to provide for the exercise of the rights to purchase Preferred Stock (or other security for which the Purchase Option may then be exercised) as provided for herein.

          (b) If any shares of Preferred Stock required to be reserved hereunder require registration with or approval of any governmental authority under any Federal or State law (other than any registration under the Securities Act of 1933, as amended ("1933 Act"), as then in effect, or any similar Federal statute then enforced, or any state securities law, required by reason of any transfer involved in such purchase), or listing on any domestic securities exchange, before such shares may be issued upon purchase, the Borrower will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

     8.7 No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Conversion/Purchase Option, but in lieu of such fractional shares the Borrower shall make a cash payment therefor upon the basis of the Purchase Price then in effect.

     8.8 This Conversion/Purchase Option does not entitle the Lender to any voting rights or other rights as a shareholder of the Borrower prior to the exercise of the Conversion/Purchase Option.

     8.9 In the event Lender has exercised the Conversion/Purchase Option based upon receipt of notice from Borrower of a Board of Directors' approved Initial Public Offering or Merger Event and if such transaction is not consummated, the Borrower shall promptly notify the Lender that such proposed transaction has been terminated, and the Lender may rescind any exercise of its Conversion/Purchase Option promptly after such notice of termination of the proposed transaction.

SECTION 9.  DEFAULT

     The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the Note(s) and other Loan Documents:

     9.1 Borrower defaults in the payment of any principal, interest or other Secured Obligation involving the payment of money under this Agreement, the Note(s) or any of the other Loan Documents, and such default continues for more than five (5) days after the due date thereof; or

     9.2 Borrower defaults in the performance of any other covenant or Secured Obligation of Borrower hereunder or under the Note(s) or any of the other Loan Documents, and such default continues for more than twenty (20) days after Lender has given notice of such default to Borrower.

     9.3 Any representation or warranty made herein by Borrower shall prove to have been false or misleading in any material respect; or

     9.4 Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (33-1/3% or more) of the properties of Borrower; or Borrower or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of Borrower; or

     9.5 Sixty (60) days shall have expired after the commencement of an action by or against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

     9.6 Sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

     9.7 The material default by Borrower under any Excluded Agreement(s), any other promissory note or agreement for borrowed money, or any other agreement between Borrower and Lender if such material default is not cured within the applicable cure period or waived; or

     9.8 The occurrence of any material default under any lease or other agreement or obligation of Borrower involving an amount in excess of $100,000.00 or having a Material Adverse Effect if such material default is not cured within the applicable cure period or waived; or the entry of any judgment against Borrower involving an award in excess of $100,000.00 that would have a Material Adverse Effect, that has not been bonded or stayed on appeal within thirty (30) days; or

     9.9 The occurrence of any material default under the Senior Loan Documents if such material default is not cured within the applicable cure period or waived.

SECTION 10.  REMEDIES

     Upon the occurrence of any one or more Events of Default, Lender, at its option, may declare the Note and all of the other Secured Obligations to be accelerated and immediately due and payable (provided, that upon the occurrence
                                             --------
of an Event of Default of the type described in Sections 9.4 or 9.5, the Note(s) and all of the other Secured Obligations shall automatically be accelerated and made due and payable without any further act), whereupon the unpaid principal of and accrued interest on such Note(s) and all other outstanding Secured Obligations shall become immediately due and payable, and shall thereafter bear interest at the Default Rate set forth in, and calculated according to, Section
2.5 (c) of this Agreement. Subject to the rights of any Senior Creditor, Lender may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.

     Upon the happening and during the continuance of any Event of Default, Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere.

Borrower agrees that any such public or private sale may occur upon ten (10) calendar days' prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priorities:

     First, to Lender in an amount sufficient to pay in full Lender's costs and professionals' and advisors' fees and expenses;

     Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations in such order and priority as Lender may choose in its sole discretion; and

     Finally, upon payment in full of all of the Secured Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct.

     Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9-207 of the UCC.

     Lender's rights and remedies hereunder are subject to the terms of the Subordination Agreement.

SECTION 11.  MISCELLANEOUS

     11.1  Continuation of Security Interest.   This is a continuing Agreement
and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable and until Lender has executed a written termination statement (which Lender shall execute within a reasonable time after full payment of the Secured Obligations hereunder), reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and returning possession of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The Purchase of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

     11.2 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.3 Notice. Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the fifth calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

     (a)  If to Lender:
          ------------
                               COMDISCO VENTURES
                           Attention:  James P. Labe
                             6111 North River Road
                               Rosemont, IL 60018
                           Facsimile:  (847) 518-5088

          With a copy to:
          --------------

                                 COMDISCO, INC.
                                Legal Department
                          Attention:  General Counsel
                             6111 North River Road
                               Rosemont, IL 60018
                           Facsimile:  (847) 518-5088


                        COMDISCO, INC./COMDISCO VENTURES
                             6111 North River Road
                               Rosemont, IL 60018
                            Attention:  Jill Hanses
                          Facsimile:   (847) 518-5465

          (b)  If to Borrower:
               --------------

                             BATTERY EXPRESS, INC.
                       Attention: Chief Financial Officer
                                2301 Robb Drive
                                Reno, NV  89523
                           Facsimile: (775) 746-6156
                             Phone: (775) 746-6140

or to such other address as each party may designate for itself by like notice.

     11.4 Entire Agreement; Amendments. This Agreement, the Note(s), and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including, without limitation, Lender's proposal letter dated July 16, 1999, all of which are merged herein and therein. None of the terms of this Agreement, the Note(s) or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

     11.5 Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

     11.6 No Waiver. The powers conferred upon Lender by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

     11.7 Survival. All agreements, representations and warranties contained in this Agreement, the Note(s) and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

     11.8 Successor and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Note(s) or any of the other Loan Documents without Lender's express written consent, and any such attempted assignment shall be void and of no effect; provided that no consent shall be necessary with respect to the assignment hereof in connection with Borrower's contemplated re-incorporation into the State of Delaware. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender's successors and assigns.

     11.9 Further Indemnification. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     11.10 Governing Law. This Agreement, the Note(s) and the other Loan Documents have been negotiated and delivered to Lender in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. Payment to Lender by Borrower of the Secured Obligations is due in the State of Illinois. This Agreement, the Note(s) and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     11.11 Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Agreement, the Note(s) or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of Illinois. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Cook County, State of Illinois; (b) waives any objection as to jurisdiction or venue in Cook County, State of Illinois; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note(s) or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.3, above and shall be deemed effective and received as set forth in Section 11.3, above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

     11.12 Mutual Waiver Of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE AND/OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including, without limitation, Claims which involve persons or entities other than Borrower and Lender; Claims which arise out of or are in any way connected to the relationship between Borrower and Lender; and any Claims for damages, breach of contract arising out of this Agreement, any other Loan Document or any of the Excluded Agreements, specific performance, or any equitable or legal relief of any kind.

     11.13 Confidentiality. Lender acknowledges that certain items of Collateral, including, but not limited to trade secrets, source codes, customer lists and certain other items of Intellectual Property, and any Financial Statements provided pursuant to Section 7 hereof, constitute proprietary and confidential information of the Borrower (the "Confidential Information"). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, perfecting or foreclosing on the Collateral or otherwise provided under this Agreement, provided such Confidential Information is marked as confidential by Borrower at the time of disclosure, shall be received in the strictest confidence and will not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Borrower, unless and until Lender has acquired indefeasible title thereto.

     11.14 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.



                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Agreement as of the day and year first above written.

     BORROWER:                BATTERY EXPRESS, INC.


                             Signature:    /s/ Mick Delargy
                                           ------------------------------

                             Print Name:       Mick Delargy
                                           ------------------------------

                             Title:                CFO
                                           ------------------------------




Accepted in Rosemont, Illinois:
------------------------------

     LENDER:                 COMDISCO, INC.


                             Signature:    /s/ Jill C. Hanses
                                           ------------------------------

                             Print Name:       Jill C. Hanses
                                           ------------------------------

                             Title:           Senior Vice President
                                           ------------------------------

                                   Exhibit C

                                Advance Request


                                                         Date: ___________, 1999
To:  Lender:
     Comdisco, Inc.
     % Comdisco Ventures
     3000 Sand Hill Road
     Menlo Park, CA  94025
     Attention:  Vika Tonga
     Facsimile (650) 854-4026

     Borrower hereby requests from Comdisco, Inc. ("Lender") an Advance in the amount of $__________________ on ______________, 1999 (the "Advance Date") under that Subordinated Loan and Security Agreement between Borrower and Lender dated July 30, 1999 (the "Agreement").

     Please:

     (a)  Issue a check payable to Borrower  ________

                       or

     (b)  Wire Funds to Borrower's account  ________

          Bank:_________________________________
          Address:______________________________
                  ______________________________
          ABA Number:___________________________
          Account Number:_______________________
          Account Name:_________________________

     Borrower hereby represents that the Conditions Precedent to Loan set forth in Section 4 of the Agreement are satisfied and will be satisfied upon the making of such Loans, except and to the extent described on Schedule 1 to this Advance Request. Borrower understands and acknowledges that Lender has the right to review such Schedule and based upon such review in its sole discretion Lender may decline to fund the requested Advance.

     Executed this ___ day of __________, 199__ by:

               BORROWER:  BATTERY EXPRESS, INC.

                    BY:   ______________________________

                    TITLE:______________________________

                    PRINT:______________________________

                                   EXHIBIT F

                     NOTICE OF EXERCISE OF PURCHASE OPTION


TO:  ________ ("Borrower")

(1) The undersigned Lender hereby elects to exercise its Purchase Option with respect to _______ shares of the Series C Preferred Stock of Borrower, pursuant to the terms of the Subordinated Loan and Security Agreement dated the 30th day of July, 1999 (the "Loan Agreement") between Borrower and the Lender, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2) In exercising its rights with respect to the Purchase Option, the undersigned hereby represents and warrants to Borrower as follows:

     (a) The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Lender's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Lender has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

     (b) The Lender understands (i) that the Preferred Stock issuable upon exercise of its Purchase Option is not registered under the 1933 Act nor qualified under applicable state securities laws on the ground that the issuance contemplated by its Purchase Option will be exempt from the registration and qualifications requirements thereof, and (ii) that the Borrower's reliance on such exemption is predicated on the representations set forth in this notice.

     (c) The Lender has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

     (d) The Lender understands that if the Borrower does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1934 Act (the "1934 Act"), or file reports pursuant to Section 15(d), of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this its Purchase Option, or (ii) the Preferred Stock issuable upon exercise of the right to purchase, if may be required to hold such securities for an indefinite period. The Lender also understands that any sale of its rights of the Lender to purchase Preferred Stock or Preferred Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

     (e) Lender is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

(3) Subject to our review and acceptance of your Acknowledgement Certificate with respect to this Notice, please issue a certificate or certificates representing said shares of Series C Preferred Stock (or other security for which our Purchase Option is currently exercisable under the terms of the Loan Agreement) in the name of the undersigned or in such other name as is specified below.

                              _________________________________
                              (Name)

                              _________________________________
                              (Address)


                              Lender:  COMDISCO, INC.

                              By:    _________________________

                              Title: _________________________

                              Date:  _________________________

                                   EXHIBIT G

                      ACKNOWLEDGMENT OF RECEIPT OF NOTICE
                        OF EXERCISE OF PURCHASE OPTION


     The undersigned ________ ("Borrower") hereby acknowledges receipt of the "Notice of Purchase" from Comdisco, Inc. ("Lender") to exercise its Purchase Option with respect to ____ shares of the Series C Preferred Stock of _________________, pursuant to the terms of the Subordinated Loan and Security Agreement dated July 30, 1999 (the "Agreement"). Borrower further acknowledges that ______ shares remain subject to purchase under the terms of the Agreement.

     In connection with such Purchase Option the undersigned hereby represents, warrants and agrees as follows:

     (a) All representations and warranties of the Borrower made pursuant to the Agreement are true and correct in all material respects on and as of the date of this Acknowledgment with the same effect as though made on and as of this date (except as set forth in Schedule 1 to this Acknowledgment or with respect to representations made as to a particular date).

     (b) The Preferred Stock issuable upon exercise of the Lender's rights has been duly and validly reserved and, when issued in accordance with the provisions of the Purchase Option, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Preferred Stock issuable pursuant to the Purchase Option may be subject to restrictions on transfer under state and/or Federal securities laws. The Borrower has made available to the Lender true, correct and complete copies of its Charter and Bylaws, as amended. The issuance of certificates for shares of Preferred Stock upon Purchase of the Purchase Option shall be made without charge to the Lender for any issuance tax in respect thereof, or other cost incurred by the Borrower in connection with such Purchase and the related issuance of shares of Preferred Stock. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Lender.

     (c) The issuance to Lender of the right to acquire the shares of Preferred Stock, has been duly authorized by all necessary corporate action on the part of the Borrower, and the Purchase Option is not inconsistent with the Borrower's Charter or Bylaws, does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Purchase Option constitutes a legal, valid and binding agreement of the Borrower, enforceable in accordance with its terms.

     (d) No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Borrower of its obligations under the Purchase Option, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

     (e) Except as set forth in Borrower's Amended and Restated Registration Rights Agreement, the Borrower is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

     (f) Subject to the accuracy of the Lender's representations in its Notice, the issuance of the Preferred Stock upon exercise of the Purchase Option will constitute a transaction exempt from (i) the registration requirements of
Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

     (g) If Lender proposes to sell Preferred Stock issuable upon the exercise of the Purchase Option in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Borrower shall furnish to the Lender, within ten days after receipt of a written request, a written statement confirming the Borrower's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

     Borrower acknowledges that Lender has the right to review Schedule 1 to this Certificate and that Lender may in its sole discretion withdraw its notice of exercise of Purchase Option within the ten business days after Lender's receipt of this Acknowledgment.


                              Borrower:  BATTERY EXPRESS, INC.


                              By:    _________________________

                              Title: _________________________

                              Date:  _________________________